Exhibit 99.1

FPIC INSURANCE GROUP, INC.
REPORTS THIRD QUARTER 2006 RESULTS

JACKSONVILLE, Fla. (Business Wire) - November 8, 2006 - FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC) reported consolidated income from continuing operations of $8.6 million, or $0.80 per diluted common share, for third quarter 2006, up from $6.8 million, or $0.63 per diluted common share, for third quarter 2005. Operating earnings increased to $8.6 million, or $0.81 per diluted common share, for third quarter 2006, up from $6.9 million, or $0.64 per diluted common share, for third quarter 2005. Consolidated net income for third quarter 2006 increased 172% to $23.3 million (including a $12.0 million after-tax gain on the disposition of FPIC’s former insurance management operations), or $2.18 per diluted common share, up from $8.6 million or $0.80 per diluted common share for third quarter 2005.

For the nine months ended September 30, 2006, income from continuing operations was $23.1 million, or $2.15 per diluted common share, up from income from continuing operations of $18.1 million, or $1.69 per diluted common share, for the nine months ended September 30, 2005.  For the nine months ended September 30, 2006, operating earnings increased to $23.0 million, or $2.14 per diluted common share, up from operating earnings of $18.3 million, or $1.71 per diluted common share, for the nine months ended September 30, 2005. Consolidated net income increased 64% for the nine months ended September 30, 2006 to $42.2 million, or $3.92 per diluted common share, up from $25.7 million or $2.40 per diluted common share for the nine months ended September 30, 2005.

For additional information regarding the use of operating earnings as a financial measure, see the discussion provided later in this release captioned “Non-GAAP Financial Measures.”

“Our results for the quarter reflect our unwavering commitment to protecting and enhancing long-term shareholder value.  Operating earnings were up considerably and reflect the strong position of our insurance underwriting business” said John R. Byers, President and Chief Executive Officer. Mr. Byers added, “As we previously reported, we completed the sale of our former New York-based insurance management operations during the quarter, recognizing a significant gain.  While we generally view management business as attractive, based on the unique characteristics of the New York market, we concluded that exiting that market was in the best interests of our shareholders.” Mr. Byers concluded, “With our strong market and capital positions, we remain confident in our ability to continue to execute our business strategies for the benefit of our customers and shareholders.”

Unaudited Financial and Operational Highlights for Third Quarter 2006
(as compared to third quarter 2005 unless otherwise indicated)

•	Operating earnings up 25%
•
Sale of insurance management operations effective September 29, 2006 for $40 million; received a cash distribution of approximately $5.9 million from the operations prior to the sale; recognized a $12.0 million after-tax gain on disposition of these operations

•	Policyholder retention in Florida remained strong at 94% for the first nine months of 2006; 92% policyholder retention nationally
•	Net premiums written declined 11% primarily due to a shift in business mix and a 4% decline in professional liability policyholders compared to the third quarter of 2005
•	Loss ratio improved to 70% as the result of favorable loss experience - reported claims and incidents were significantly lower and severity of claims continued to be within our expectations

FPIC Third Quarter 2006 Press Release: 1

•	Expense ratio of 18% compared to 17% for the same period in 2005
•	Investment portfolio growth and a higher overall yield contributed to a 30% increase in net investment income
•
Shareholders’ equity increased 17% and consolidated statutory surplus of our insurance subsidiaries increased 10% as of September 30, 2006, compared to December 31, 2005, to the highest levels in our organization’s history

•	Fitch Ratings, Ltd. assigns an A- insurer financial strength rating to our insurance subsidiaries

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Thursday, November 9, 2006, to review third quarter 2006 results. To access the conference call, please dial (866) 713-8564 (USA) or (617) 597-5312 (International) and use the access code 83935979.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com. To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect to the broadcast.

Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, November 9, 2006, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 1:00 p.m., Eastern Time, Thursday, November 9, 2006, and ending at 11:59 p.m., Eastern Time, Saturday, November 11, 2006. To access the telephone replay, dial (888) 286-8010 (USA) or (617) 801-6888 (International) and use the access code 90976318. A replay of the conference call web cast will also be available beginning at 1:00 p.m., Eastern Time, Thursday, November 9, 2006, on FPIC’s website.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services, or developments; regarding future economic conditions, performance, or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

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Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i)	The effect on our insurance subsidiaries of changing market conditions that result from fluctuating cyclical patterns of the medical professional liability insurance business;
ii)
The competitive environment in which we operate, including reliance on agents to place insurance, physicians electing to self-insure or to practice without insurance coverage, related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)	The rates we charge for our products and services being subject to or mandated by legal requirements and regulatory approval, which could affect our business or reinsurance arrangements;
v)	The actual amount of new and renewal business;
vi)	The uncertainties of the loss reserving process, including the occurrence of insured or reinsured events with a frequency or severity exceeding our estimates;
vii)	Business and financial risks associated with the unpredictability of court decisions;
viii)	Legal developments, including claims for extra-contractual obligations or in excess of policy limits, in connection with the administration of insurance claims;
ix)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
x)	Developments in financial and securities markets that could affect our investment portfolio;
xi)	The impact of rising interest rates on the market value of our investments and our interest costs associated with our long-term debt;
xii)	The loss of the services of any key members of senior management;
xiii)
Risks of impairment of assets, generally, including the risk of impairment or inability to continue to recognize deferred acquisition costs, deferred tax assets, goodwill and other deferred or intangible assets;

xiv)	Assessments imposed by state financial guarantee associations or other insurance regulatory bodies;
xv)
Uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting our current operations);

xvi)	General economic conditions, either nationally or in our market areas, that are worse than expected;
xvii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xviii)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, including Item 1A. Risk Factors and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the SEC on March 16, 2006; and

xix)	Other factors discussed elsewhere within FPIC’s Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 8, 2006.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

FPIC Third Quarter 2006 Press Release: 3

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time. Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations. Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allows for greater transparency with respect to supplemental information used by us in our financial and operational decision making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202

Investor Relations, Peggy Parks, 904-360-3605

For all your investor needs, FPIC is on the Internet at http://www.fpic.com or e-mail us at ir@fpic.com.

FPIC Third Quarter 2006 Press Release: 4

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data
(In thousands, except earnings per common share)

Selected Data based on Consolidated Statement of Operations:

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues
Net premiums earned	$57,275	57,981	172,094	162,058
Net investment income	8,120	6,223	23,394	18,141
Net realized investment (losses) gains	(58)	(139)	112	(179)
Other income	131	181	382	487
Total revenues	65,468	64,246	195,982	180,507

Expenses
Net losses and loss adjustment expenses	40,149	42,014	120,581	121,540
Other underwriting expenses	10,558	10,074	35,057	25,680
Interest expense	1,088	898	3,192	2,494
Other expenses	1,272	1,675	4,435	5,327
Total expenses	53,067	54,661	163,265	155,041

Income from continuing operations before income taxes	12,401	9,585	32,717	25,466
Less: Income taxes	3,813	2,767	9,609	7,325
Income from continuing operations	8,588	6,818	23,108	18,141

Discontinued Operations
Income from discontinued operations (net of income taxes)	2,289	1,772	6,601	5,841
Gain on disposal of discontinued operations (net of income taxes)	12,449	—	12,449	1,733
Discontinued operations	14,738	1,772	19,050	7,574

Net income	$23,326	8,590	42,158	25,715

Basic earnings per common share:
Income from continuing operations	$0.83	0.67	2.24	1.78
Discontinued operations	1.43	0.17	1.85	0.74
Basic earnings per common share	$2.26	0.84	4.09	2.52
Basic weighted average common shares outstanding	10,321	10,278	10,304	10,194

Diluted earnings per common share:
Income from continuing operations	$0.80	0.63	2.15	1.69
Discontinued operations	1.38	0.17	1.77	0.71
Diluted earnings per common share	$2.18	0.80	3.92	2.40
Diluted weighted average common shares outstanding	10,711	10,783	10,747	10,704

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(In thousands, except per common share data)

Selected Data based on the Consolidated Statement of Financial Position and the Consolidated Statement of Cash Flows:

	As of
	September 30, 2006	December 31, 2005
Total cash and investments	$826,757	764,079
Total assets	$1,329,514	1,308,541
Liability for losses and LAE	$664,150	663,466
Liability for losses and LAE, net of reinsurance	$403,076	359,619
Long-term debt	$46,083	46,083
Accumulated other comprehensive loss, net	$(4,480)	(4,231)
Total shareholders' equity	$291,439	249,590
Book value per common share (c)	$27.93	24.14
Tangible book value per common share (a,b,d)	$26.89	22.32
Common shares outstanding	10,434	10,339
Consolidated statutory surplus of insurance subsidiaries	$213,540	193,584

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Cash flows from continuing operations
Net cash provided by operating activities	$26,819	16,456	61,023	71,194
Net cash (used in) provided by investing activities	$(34,454)	(76,919)	5,010	(128,119)
Net cash provided by (used in) financing activities	$868	462	(1,463)	3,447

Cash flows from discontinued operations
Net cash provided by discontinued operations	$4,524	2,718	6,173	9,099

(a)	Excludes goodwill of $10,833 as of September 30, 2006 and $18,870 as of December 31, 2005.

(b)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” found later in this release.

(c)	Book value per common share increased $3.79 per common share, or 16%, over book value per common share as of December 31, 2005. The increase in book value per common share reflects a gain of $12.4 million as a result of the sale of our former insurance management and third party administration operations.

(d)
Tangible book value per common share increased $4.57 per common share, or 20%, over tangible book value per common share as of December 31, 2005. The increase in tangible book value per common share reflects a conversion of $8.0 million in goodwill, related to our former insurance management segment, into cash and a gain of $12.4 million as a result of the sale of discontinued operations.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data, continued
(Dollars in thousands)

Selected Insurance Data:	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
GAAP Combined Ratio:
Loss ratio	70.1%	72.5%	70.1%	75.0%
Underwriting expense ratio	18.4%	17.4%	20.4%	15.8%
Combined ratio	88.5%	89.9%	90.5%	90.8%

Direct and assumed premiums written	$69,835	78,937	203,501	230,235

Net premiums written	$61,953	69,369	180,524	201,762

	Three Months Ended			Nine Months Ended
	September 30, 2006	Percentage Change	September 30, 2005	September 30, 2006	Percentage Change	September 30, 2005
Net Paid Losses and LAE on Professional Liability Claims:
Net paid losses on professional liability claims	$12,677	-36%	19,794	38,052	-21%	48,413	(1)
Net paid LAE on professional liability claims	11,062	-17%	13,260	36,227	-3%	37,223	(1)
Total net paid losses and LAE on professional liability claims	$23,739	-28%	33,054	74,279	-13%	85,636	(1)

Professional Liability Claims and Incidents Closed Without Indemnity Payment:
Total professional liability claims closed without indemnity payment	170	-35%	260	609	-4%	632
Total professional liability incidents closed without indemnity payment	193	-56%	438	702	-29%	992
Total professional liability claims and incidents closed without indemnity payment	363	-48%	698	1,311	-19%	1,624

Total Professional Liability Claims with Indemnity Payment	83	-30%	118	233	-23%	302

CWIP Ratio(2)	33%		31%	28%		32%

CWIP Ratio,(2) including incidents	19%		14%	15%		16%

Professional Liability Claims and Incidents Reported During the Period:
Total professional liability claims reported during the period	184	-25%	246	566	-21%	716
Total professional liability incidents reported during the period	184	-25%	246	654	-16%	776
Total professional liability claims and incidents reported during the period	368	-25%	492	1,220	-18%	1,492

Total professional liability claims and incidents that remained open				4,267	-10%	4,724

Professional liability policyholders				13,625	-4%	14,199

(1)	For the purpose of period over period comparison, net paid losses and LAE do not take into account $10.2 million received in connection with the American Professional Assurance, Ltd. ceded reinsurance commutation during the second quarter of 2005, which would be a reduction to reported net paid losses and LAE.
(2)
The CWIP ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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FPIC Insurance Group, Inc.
Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures
(Dollars in thousands, except per share data)

Reconciliation of net income to operating earnings:

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net income	$23,326	8,590	42,158	25,715

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment (losses) gains, net of income taxes	(36)	(85)	69	(110)
Less: Discontinued operations, net of income taxes	14,738	1,772	19,050	7,574
Total adjustments	14,702	1,687	19,119	7,464

Operating earnings	$8,624	6,903	23,039	18,251

Diluted earnings per share:
Net income	$2.18	0.80	3.92	2.40
Adjustments to reconcile net income to operating earnings	(1.37)	(0.16)	(1.78)	(0.69)
Operating earnings	$0.81	0.64	2.14	1.71

Diluted weighted average common shares outstanding	10,711	10,783	10,747	10,704

Reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of
	September 30, 2006	December 31, 2005
Total shareholders' equity	$291,439	249,590
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(18,870)
Tangible shareholders' equity	$280,606	230,720

Book value per common share	$27.93	24.14
Tangible book value per common share	$26.89	22.32

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